                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            GENERAL AUTOMATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                            GENERAL AUTOMATION, INC.
                              17731 MITCHELL NORTH
                            IRVINE, CALIFORNIA 92614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 25, 1999

TO THE STOCKHOLDERS OF GENERAL AUTOMATION, INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of General Automation, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 25, 1999, at 10:00 o'clock a.m., Pacific Standard Time, at the Hilton Hotel, 18800 MacArthur Boulevard, Irvine, California, to consider and act upon the following matters:

         1. The election of six directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified; and

         2.       Approval of the Company's 1999 Stock Plan; and

         3. Such other matters as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 1, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at this Annual Meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors


                                            Lawrence Michels
                                            Chairman of the Board

Irvine, California
March 8, 1999

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            GENERAL AUTOMATION, INC.
                              17731 MITCHELL NORTH
                            IRVINE, CALIFORNIA 92614

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of General Automation, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, March 25, 1999, at 10:00 o'clock a.m., Pacific Standard Time, at the Hilton Hotel, 18800 MacArthur Boulevard, Irvine, California, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting.

SOLICITATION

         The cost of soliciting proxies relating to the Annual Meeting will be paid by the Company. Directors, officers and employees of the Company may, without additional compensation, solicit proxies from stockholders, which solicitation may be made by telephone, telegram or personal interview. Brokerage houses, other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of stock held of record by such persons and will be reimbursed by the Company for expenses incurred in doing so.

         This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to stockholders on or about March 8, 1999.

STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the Company's next annual meeting for the fiscal year ending September 30, 1999 is advised that, in order for such proposal to be included in the Company's proxy materials for that meeting, the proposal must be submitted in writing and received by the Company at its principal executive office no later than November 9, 1999, directed to the Secretary of the Company, and the proponent and the proposal must meet certain eligibility requirements under rules promulgated by the Securities and Exchange Commission. In addition, if the Company receives notice of a shareholder proposal after January 24, 2000, the persons named in the Company's proxy statement pertaining to the annual meeting for the year ending September 30, 1999 will have discretionary authority to vote on such proposal at that meeting.

RIGHTS AND OUTSTANDING SHARES

         Only stockholders of record of shares of the Company's common stock at the close of business on March 1, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 1, 1999, 9,332,641 shares of the Company's common stock were outstanding.

         The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. (A broker non-vote occurs when, under applicable rules and regulations, a broker holding shares of the Company's stock for clients in street name is permitted, without receiving instructions from the client, to vote clients' shares on one or more routine, noncontroversial matters to be voted upon at the Annual Meeting, but is not permitted to vote on one or more other matters.)

         Each share is entitled to one vote on all matters voted on at the Annual Meeting, except that voting for directors may be cumulative. A stockholder intending to cumulate votes for directors must notify the Company of such intention prior to commencement of the voting for directors. If any stockholder has given such notice, every stockholder may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among two or more candidates.

         Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many nominees of the Board of Directors as possible.

         The persons named in the accompanying proxy have advised the Company that they will vote the shares represented by proxies received by them in accordance with the stockholders' directions. If the proxy is signed and returned without direction as to how to vote, the proxy holders will vote "FOR" the election of the six director nominees named below and "FOR" approval of the Company's 1999 Stock Plan. As to any other matters which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. The Company does not presently know of any other such matters.

REVOCABILITY OF PROXIES

         A stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 17731 Mitchell North, Irvine, California 92614, a written revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The persons who are elected directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their death, resignation or removal. The Company's Bylaws authorize a minimum of five and a maximum of eight directors and authorize the Board of Directors to fix the exact number within that range, which the Board has fixed at six. Officers of the Company are appointed by the Board.

         Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of such substitute nominee or nominees as management may propose.

         The six candidates receiving the highest number of affirmative votes cast at the Annual Meeting will be elected directors of the Company. Abstentions or broker non-votes as to the election of directors will not affect the election of candidates receiving the plurality of votes. MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them and their ages.

                             Director
Name                          Since      Position(s) with the Company
----                         --------    ----------------------------
Lawrence Michels (1) (2)       1990      Chairman of the Board, Director
Robert D. Bagby                1989      Vice Chairman of the Board, Director
Jane M. Christie               1997      President, Chief Executive Officer, Director
Philip T. Noden (1) (2)        1989      Director
Paul L. Morigi (1) (2)         1990      Director
Robert M. McClure (1)          1994      Director

-------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

         Lawrence Michels (67) has been a director of the Company since August 1990, and Chairman of the Board of Directors of the Company since August 1993. From 1979 until December 1992, Mr. Michels was President and Chief Executive Officer of The Santa Cruz Operation, Inc., an international leader in the UNIX and open systems software marketplace. Previously, he held the positions of Vice President at TRW and President of TRW Data Systems. Mr. Michels has been providing management consulting for various companies since 1992.

         Robert D. Bagby (65) has been a director of the Company since September 1989. From 1987 to 1994, Mr. Bagby was the Company's Vice President of Operations. In February 1994, he was appointed President and Chief Operating Officer, and in October 1994 he was appointed Chief Executive Officer. In May 1996, he was appointed Vice Chairman of the Board of Directors and resigned his positions as President, Chief Operating Officer and Chief Executive Officer.

         Jane M. Christie (46) joined the Company in 1979. In 1987, she was made responsible for the Company's services division as well as the vertical solutions group. Over the last twenty years, Ms. Christie has held various senior executive positions within the Company, Sorbus and First Data Resources. In August 1995, she became an officer of the Company and Senior Vice President of Customer Services, Sales and Marketing. In May 1996, Ms. Christie was appointed President and Chief Executive Officer of the Company, succeeding Robert D. Bagby. In January 1997, Ms. Christie was elected to the Company's Board. Ms. Christie holds a Bachelor of Science Degree in Business Administration.

         Philip T. Noden (56) has been a director of the Company since January 1989. Since 1983, he has been a member of the Board of Directors of Sanderson Group PLC ("Sanderson"), a United Kingdom-based developer and supplier of applications software.

         Paul L. Morigi (78) has been a director of the Company since August 1990. From 1982 to 1987, he was Senior Vice President and a director of Advest, Inc., a stock brokerage firm. He is currently Chairman of the Board of Phillips Screw Corp. Since 1987, he has been President of Paul Morigi & Company, Inc., a Connecticut investment company and a member of the American Stock Exchange.

         Robert M. McClure (63) has been a director of the Company since April 1994. Dr. McClure is the President of Unidot, Inc., which he founded in 1979 to specialize in the design of sophisticated computer software and hardware. Dr. McClure also serves as a director of The Santa Cruz Operation, Inc. and IPT Corporation.

EXECUTIVE OFFICERS

         For information regarding Jane Christie, who is the Company's President and Chief Executive Officer and also a director and director nominee, please see "Nominees" above.

Information regarding Mr. Richard H. Nance, who is an executive officer of the Company but not also a director or director nominee of the Company, follows.

         Richard H. Nance joined the Company in February 1998 as Vice President Finance, Chief Financial Officer and Secretary/Treasurer. Mr. Nance joined the Company with more than twenty-four years of diversified experience in financial management, treasury, accounting and SEC reporting. Mr. Nance is a Certified Public Accountant and holds professional memberships in the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Nance previously held senior management positions with both state and national banks and operated his own financial consulting practice for nine years. In the period prior to joining the Company, Mr. Nance held various executive positions, including Chief Financial Officer of Mortgage BancFund Corporation in Irvine, California from 1989 through 1993. From 1993 through 1996, he was a principal in Calspectre Management in Mission Viejo, California, where his responsibilities included managing merger and acquisition analyses, SEC reporting and strategic planning for the company's clientele. From September 1996 to October 1997, he was Chief Financial Officer for Wiz Technology, Inc., a San Juan Capistrano, California distributor of budget computer software. His primary responsibility was to bring this troubled company into compliance with various SEC regulations and auditing rules. Mr. Nance holds two degrees, a Bachelor of Business Administration Degree in banking and finance and a Bachelor of Science Degree in accounting.

BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended September 30, 1998, the Board of Directors held a total of eight (8) meetings. Each director attended all of the meetings of the Board and of the Committees of which he was a member. The Board has a Compensation Committee and an Audit Committee. The Board has no Nominating Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' procedures in connection with the audit and financial controls. The Audit Committee, which is composed of Messrs. Michels, Morigi, McClure and Noden, met once during the fiscal year ended September 30, 1998.

         The Compensation Committee has the authority to award stock options to employees and consultants under the Company's stock option plans and to perform such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is composed of Messrs. Michels, Morigi and Noden, met once during the fiscal year ended September 30, 1998.

         There are no family relationships among the directors or executive officers of the Company.

                                   PROPOSAL 2

                           APPROVAL OF 1999 STOCK PLAN

         In February 1999, the Company's Board of Directors adopted the Company's 1999 Stock Plan, and directed that it be submitted to the Company's stockholders for approval. The following is a summary of the principal features of the 1999 Stock Plan. A copy of the 1999 Stock Plan will be provided to any stockholder upon request to the Company's Secretary.

GENERAL NATURE AND PURPOSE

         The 1999 Stock Plan provides for the grant of stock options and/or rights to purchase up to an aggregate of 1,000,000 shares of the Company's authorized but unissued common stock. The primary purposes of the 1999 Stock Plan are to ensure the retention of the services of existing executive personnel, key employees and directors of the Company, to attract and retain competent new executive personnel, key employees and directors, and to provide additional incentive to all such persons to devote their best efforts and skills to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company.

         The 1999 Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code (the "Code"). Stock options granted under the 1999 Stock Plan may be either "incentive" stock options ("incentive options") as defined in Section 422 of the Code, or options that do not qualify as incentive options ("nonqualified options").

ELIGIBILITY

         All employees of the Company (including employees who are officers) and all directors of the Company will be eligible to receive stock options and rights of purchase under the 1999 Stock Plan. Consultants, vendors and others with important business relationships with the Company are also eligible to receive stock options and/or rights of purchase under the 1999 Stock Plan. However, only employees of the Company (including employees who are officers) will be eligible to receive incentive options under 1999 Stock Plan.

         The Company currently has approximately 130 employees (including officers) who will be eligible to participate in the 1999 Stock Plan. The Company currently has four non-employee directors who will also be eligible to participate in the 1999 Stock Plan.

ADMINISTRATION

         The 1999 Stock Plan will be administered by the Compensation Committee of the Board, whose members are appointed by, and serve at the pleasure of, the Board of Directors. The Compensation Committee will have broad discretion, subject to the terms of the 1999 Stock Plan, to determine the persons entitled to receive options and/or rights to purchase under the 1999 Plan, the terms and conditions on which options and rights to purchase are granted, and the number of shares subject thereto. In selecting persons to be granted options and/or rights to purchase under the 1999 Stock Plan, the Compensation Committee will consider various factors deemed relevant to it, such as the past and prospective value of such person to the Company, as well as such person's level of responsibility and the length of his or her relationship with the Company.

TERMS AND CONDITIONS OF OPTIONS AND RIGHTS TO PURCHASE

         Exercise and Purchase Prices. The exercise price of the shares covered by each nonqualified option granted, and the purchase price of shares for which rights of purchase are offered, under the 1999 Stock Plan shall not be less than 85% of the fair market value of such shares on the date the nonqualified option is granted or right of purchase is consummated; provided, however, that (a) the exercise price of shares covered by any nonqualified option granted under the 1999 Stock Plan to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation, shall not be less than 110% of the fair market value of such shares at the date of grant of the option, and (b) the purchase price of shares for which a right of purchase has been granted under the 1999 Stock Plan to any person who, at the time of consummation of the purchase, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation, shall not be less than 100% of the fair market value of such shares on the date the purchase is consummated. The exercise price of an incentive option granted under the 1999 Stock Plan must be equal to at least 100% of the fair market value of the Company's common stock as of the date of the grant of the incentive option; provided, however, that the exercise price of the common stock covered by any incentive option granted to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of the Company or any parent or subsidiary of the Company, must not be less than 110% of the fair market value of such shares at the date of grant of the incentive option.

         Limitation on Number of Shares Subject to Grants. No incentive option may be granted under the 1999 Stock Plan to any individual if the aggregate fair market value of the shares (determined as of the time the option is granted) which vest (i.e., first become exercisable) during any calendar year, under all incentive options held by such optionee, exceeds $100,000. There is no limitation on the amount of nonqualified options or rights to purchase which may be granted to any participant in the 1999 Stock Plan.

         Payment of Exercise and Purchase Prices. The Compensation Committee has discretion to determine the nature of the consideration to be paid upon the exercise of an option or right to purchase granted under the 1999 Stock Plan. Such consideration may, at the discretion of the Compensation Committee, consist of cash, shares of the Company's common stock or any other form of legal consideration. Accordingly, "pyramiding" in the exercise of options is available to optionees, who may exercise an option as to a portion of the shares covered thereby, and then, in one or more subsequent exercises, immediately utilize the shares so obtained as the purchase price for additional exercises. An optionee electing to make a series of such exercises may thus, rather than paying the exercise price of the option and obtaining ownership of the total number of shares covered thereby, obtain ownership with little or no out-of-pocket cost of a number of shares, the fair market value of which is equal to the difference between the aggregate fair market value of the shares covered by the option and the aggregate exercise price thereof.

         Term of Stock Options. The term of each stock option granted under the 1999 Stock Plan will be determined by the Compensation Committee at the time of grant; provided, however, that the term may not exceed ten years from the date of grant, and provided further, that the term of any incentive option granted to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of the Company or of any parent or subsidiary of the Company, may not exceed five years. Notwithstanding the term initially established for each option, each option may be subject to earlier termination in the event of the termination of the optionee's association with the Company as an employee or director, or the occurrence of certain other events. See "Changes in Capitalization and Reorganizations."

         Vesting. Options granted under the 1999 Stock Plan may be exercised only to the extent that the right to exercise the same shall have vested in the optionee. The vesting schedule for each option granted under the 1999 Stock Plan will be determined by the Compensation Committee at the time of the grant of the option; provided, however, that (except as stated in the following sentence) the exercisability of each option must vest at a rate of not less than twenty percent (20%) per year, and must vest in full over a period of not more than five years following the date of grant of the option. Notwithstanding the foregoing, in the case of an option granted to an officer or director of, or consultant or vendor to, the Company, the exercisability of the option may vest at such time or times or during such period as is determined by the Compensation Committee.

         Transferability of Options and Rights of Purchase. No stock option granted under the 1999 Stock Plan will be transferable otherwise than by will or the laws of descent and distribution. No right to purchase granted under the 1999 Stock Plan will be transferable under any circumstances.

AMENDMENT AND TERMINATION OF THE 1999 STOCK PLAN

         The 1999 Stock Plan may be modified, amended, suspended or terminated by the Company's Board of Directors at any time; provided, however, that no such amendment may adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the 1999 Stock Plan unless the option holder consents to such amendment. Consistent with applicable law, which generally restricts the term of such plans to ten years, unless the 1999 Stock Plan shall have theretofore been terminated by the Board, the 1999 Stock Plan will terminate on February 19, 2009.

CHANGES IN CAPITALIZATION AND REORGANIZATIONS

         In the event that the outstanding shares of common stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation or reorganization in which the Company is the surviving corporation, or by reason of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend, or other change in the capital structure of the Company, appropriate adjustments will be made in the aggregate number and kind of shares subject to the 1999 Stock Plan, and the number and kind of shares and the price per share subject to outstanding options and rights to purchase granted under the 1999 Stock Plan, unless such outstanding options and rights to purchase are terminated as a result of the transaction as described in the following paragraph.

         In the event that the Company at any time proposes to merge into or consolidate with any other corporation or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or in which the Company's shares of common stock are converted into securities of another corporation or for cash or other property, then the 1999 Stock Plan and all outstanding options and rights to purchase under the 1999 Stock Plan not exercised prior to such transaction will terminate, unless provision is made in writing in connection with such transaction for the continuance of the 1999 Stock Plan and for the assumption by the successor corporation of the options and rights to purchase or substitution of new options and rights to purchase with appropriate adjustments. If no provision is made in such transaction for the continuance of the 1999 Stock Plan and the assumption or substitution of options and rights to purchase, all holders of options and rights to purchase under the 1999 Stock Plan shall be given written notice of such proposed transaction not less than thirty days prior to the proposed effective date.

FEDERAL TAX CONSEQUENCES

         The following is a summary of certain federal income tax consequences of participation in the 1999 Stock Plan. Special rules (which are not discussed below) may apply, however, under certain circumstances, such as the use of already-owned stock to pay the exercise price of an option or right to purchase, or if the participant is subject to the short-swing profit recapture rules under Section 16(b) of the Securities Exchange Act of 1934.

         Incentive Options. Under federal law, there are no tax consequences to either the Company or the optionee upon the grant or exercise of an incentive option. Further, when the optionee sells or otherwise disposes of the shares acquired upon the exercise of an incentive option, the entire gain or loss realized will be treated as long-term capital gain or loss if the disposition occurs more than one year after the option was exercised and more than two years after the date of grant of the option. However, if the disposition occurs before either the one-year or two-year period has elapsed, any gain realized will be taxed as ordinary income in an amount equal to the difference between the exercise price and either the fair market value of the shares at the time of exercise or the sale price, whichever is less, and the balance, if any, will be treated as capital gain. Any loss realized will be treated as a capital loss. In any event, the Company will be entitled to a deduction for federal income tax purposes only to the extent the optionee recognizes ordinary income upon the disposition of the shares.

         The difference between the exercise price and the fair market value of the shares acquired at the time of exercise of an incentive option will be an item of tax preference for purposes of computing the alternative minimum tax under the Code.

         Nonqualified Options. No taxable income will be recognized by an optionee upon the grant of a nonqualified option under the 1999 Stock Plan. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased on the date of exercise exceeds the exercise price paid for such shares. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by a participant in the 1999 Stock Plan as the result of an exercise of a nonqualified option, provided that the applicable withholding requirements are satisfied.

         Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period.

         Rights to Purchase. If the stock acquired upon the exercise of a right to purchase is "vested" at the time of the exercise, the purchaser will recognize ordinary income at that time in an amount equal to the excess, if any, of the fair market value of such shares over the purchase price paid for such shares. If the price paid for such shares is not less than the fair market value of the shares at that time, no income will be recognized.

         On the other hand, if the shares acquired upon the exercise of a right to purchase are not fully vested at the time of their purchase, the purchase will not result in a taxable event until the shares which are the subject of the right of purchase vest, unless the purchaser makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If a Section 83(b) election is made, the purchaser will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), if the shares which have been acquired are not fully vested when they are purchased, a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized.

         If no Section 83(b) election is made, a taxable event will occur on each date the purchaser's ownership rights vest as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The purchaser will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares.

         The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by a participant in the 1999 Stock Plan as the result of an exercise of a right to purchase, provided that the applicable withholding requirements are satisfied.

         Upon the sale or disposition of shares acquired pursuant to the exercise of a right to purchase, the difference between the proceeds realized and the purchaser's basis in the shares will be a capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting will be required to approve this proposal. Abstentions with respect to this proposal will have the same effect as a negative vote. Under Delaware law, broker non-votes will not be counted in determining the number of votes cast on this proposal, and therefore will have no effect on the outcome of the voting on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1999 STOCK PLAN. Proxies solicited by management will be voted FOR approval of the 1999 Stock Plan unless a vote against the proposal or abstention is specifically indicated.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table, based in part upon information supplied by executive officers, directors and principal stockholders, sets forth certain information regarding the ownership of the Company's voting securities as of March 1, 1999 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director and nominee for director; (iii) each of the Named Executive Officers (as defined on page 13 hereof); and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each such stockholder is c/o General Automation, Inc., 17731 Mitchell North, Irvine, California 92614. Except to the extent indicated in the footnotes, each of the stockholders listed below has sole voting and investment power with respect to the shares listed opposite such stockholder's name.

Name and Address                 Number of Shares(1)       Percentage of Class(2)
----------------                 -------------------       ----------------------
Richard H. Pickup                   1,342,400                     14.4%
2501 Monaco Drive
Laguna Beach, CA 92651

Texas Micro, Inc.(3)                  850,000                      8.9%
5959 Corporate Drive
Houston, TX  77036

Robert D. Bagby(4)                    549,800                      5.6%

Jane M. Christie(4)                   469,090                      4.8%

Lawrence Michels(4)                   748,334                      7.5%

Paul L. Morigi(4)                     160,000                      1.7%

Robert M. McClure(4)                  100,000                      1.1%

Philip T. Noden(4)                     50,000                        *

Richard H. Nance(4)                   101,500                      1.1%

All executive officers              2,178,724                     19.5%
 and directors as a group
 (7 persons, including those
 named above)(5)

-------------
* Less than 1%

----------
(1) Except as set forth below, each of the persons included in the above table has sole voting and investment power over the shares respectively owned, except shares issuable upon exercise of stock options, and except as to rights of the person's spouse under applicable community property laws.
(2) The number and percentage ownership for each beneficial owner is calculated as if all options or warrants held by such owner that are currently exercisable were exercised and such shares ("beneficially owned" shares) were included in the numerator as shares owned and in the denominator as shares outstanding for purposes of the calculation for such beneficial owner only.
(3) Includes 250,000 shares that may be acquired through the exercise of a warrant which is currently exercisable.
(4) Shares listed for Mr. Bagby, Ms. Christie, Mr. Michels, Mr. McClure, Mr. Morigi, Mr. Noden and Mr. Nance include 535,000, 450,000, 585,000, 90,000, 50,000, 50,000 and 100,000 shares, respectively, that may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within sixty days of March 1, 1999.
(5) Includes 1,860,000 shares that may be acquired through the exercise of stock options which are currently exercisable or will become exercisable within sixty days of March 1, 1999.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for each of the three fiscal years ended September 30, 1998 of those persons who at September 30, 1998 were either (i) the Company's Chief Executive Officer or (ii) one of its most highly compensated executive officers whose salary and bonus during the fiscal year ended September 30, 1998, exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                     Compensation (1)
                                                                          Awards
                                                                    ------------------
                                     Annual Compensation                Securities           All Other
Name and Principal            ---------------------------------     Underlying Options      Compensation
Position                      Year     Salary ($)     Bonus ($)            (#)                 ($)(2)
------------------            ----     ----------     ---------     ------------------      ------------
Jane M. Christie              1998       176,300          0               100,000                0
President and CEO(3)          1997       169,000          0               200,000              2,029
                              1996       126,900          0               100,000                0

Robert D. Bagby               1998       147,500          0                  0                 4,200
Vice Chairman of the          1997       145,200(5)       0                50,000              4,000
Board (4)                     1996       140,000          0                  0                 4,200

Richard H. Nance(6) Vice      1998        77,000          0               100,000                0
President Finance, Chief
Financial Officer,
Secretary, Treasurer

----------

(1) The Company made no long-term incentive plan payouts to the Named Executive Officers during the 1996, 1997 and 1998 fiscal years.

(2) Includes contributions to the Company's Employee Savings Plan on behalf of the named executive officers to match contributions (included under salary) made by each to that Plan.
(3)      Ms. Christie became President and Chief Executive Officer in May 1996.
(4) Mr. Bagby served as the Company's President, Chief Executive Officer and Chief Operating Officer until May 1996.
(5)      Includes debt forgiveness of $43,612.
(6) Mr. Nance joined the Company in February 1998 as Vice President Finance, Chief Financial Officer, Secretary and Treasurer.

COMPENSATION OF DIRECTORS

         During the fiscal year ended September 30, 1998, directors who were not employees of the Company each received a monthly retainer of $1,200 and the Chairman received a monthly retainer of $3,500. Directors who were also employees of the Company received no additional remuneration for serving as a director. The above-noted fees payable to the Company's directors were accrued but not paid during the fiscal year ended September 30, 1998.

         In November 1998, the Company and Leonard Mackenzie (who was at that time a director and a former officer of the Company) entered into an agreement (the "Termination Agreement") which terminated all of the Company's obligations under a letter agreement (described below) which had been entered into by the Company and Mr. Mackenzie in April 1997 (the "Letter Agreement"), including the Company's obligation to issue the Warrant (which is also described below) to Mr. Mackenzie. In consideration of the termination of the Letter Agreement, the Company has agreed to pay to, or for the benefit of, Mr. Mackenzie, $74,166 upon execution of the Termination Agreement, $37,500 ninety days following the execution of the Termination Agreement, seven monthly installments of $12,222 each commencing on December 1, 1998 and continuing on the first day of each month thereafter to and including June 1, 1999, and $11,778 on July 1, 1999.

         The Letter Agreement had been entered into in April 1997 in connection with Mr. Mackenzie's resignation as an employee of the Company. Under the Letter Agreement, Mr. Mackenzie agreed to terminate the incentive stock option which had been granted to Mr. Mackenzie in August 1994, under which Mr. Mackenzie held the right to purchase 300,000 shares of the Company's common stock at an exercise price of $0.75 per share. Under the Letter Agreement, Mr. Mackenzie also agreed to provide certain consulting services to the Company. In consideration of the termination of Mr. Mackenzie's incentive stock option, and the consulting services to be provided to the Company by Mr. Mackenzie, the Letter Agreement obligated the Company to pay to, or for the benefit of, Mr. Mackenzie, monthly payments of $27,083. The Letter Agreement provided that it could be terminated by the Company at any time after the second anniversary of the date of the Letter Agreement, in which event the monthly payment obligations of the Company would terminate. Upon termination of the Letter Agreement for any other reason, including Mr. Mackenzie's death (but excluding termination following breach of the Letter Agreement by Mr. Mackenzie), the Letter Agreement obligated the Company to continue making payments at the rate of $27,083 per month until the second anniversary of the date of the Letter Agreement, and thereafter at the rate of $20,083 per month until the third anniversary of the date of the Letter Agreement. In addition, upon the expiration or termination of the Letter Agreement for any reason (excluding termination following breach of the Letter Agreement by Mr. Mackenzie), the Letter Agreement obligated the Company to issue to Mr. Mackenzie a warrant to purchase shares of the Company's common stock (the "Warrant"). The Warrant, if issued, would have a two-year term commencing on the date of expiration or termination of the Letter Agreement and an exercise price equal to the fair market value per share of the Company's common stock on the date of expiration or termination of the Letter Agreement. The number of shares purchasable upon exercise of the Warrant would be the quotient obtained by dividing (A) the difference, if any, between (i) $899,988, and (ii) the sum of the aggregate compensation paid to Mr. Mackenzie under the Letter Agreement prior to its expiration or termination, by (B) the fair market value per share of the Company's common stock on the date of expiration or termination of the Letter Agreement.

STOCK OPTION GRANTS

         The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended September 30, 1998:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable
                                                                                     Value at Assumed Annual
                    Number of       Percent of                                        Rates of Stock Price
                    Securities      Total Options                                       Appreciation for
                    Underlying      Granted to                                            Option Term
                    Options         Employees in        Exercise       Expiration    -----------------------
Name                Granted (#)     Fiscal Year       Price ($/Sh)        Date       5%($)            10%($)
----                -----------     -------------     ------------     ----------    -----            ------
Jane M. Christie      100,000            1/3            $1.19             4/03       32,878           72,651
Richard H. Nance      100,000            1/3            $1.25            10/03       34,535           76,314

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth the number of shares of common stock issuable upon the exercise of outstanding stock options held by each of the Named Executive Officers at September 30, 1998. None of the named Executive Officers exercised stock options during the fiscal year ended September 30, 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                        Number of Securities             Value of Unexercised
                                                       Underlying Unexercised                In-the-Money
                                                            Options/SARs                    Options/SARs at
                         Shares                             at FY-End (#)                     FY-End ($)
                       Acquired on     Value        ----------------------------     ----------------------------
Name                    Exercise      Realized      Exercisable    Unexercisable     Exercisable    Unexercisable
----                   -----------    --------      -----------    -------------     -----------    -------------
Jane M. Christie            0            0            400,000         150,000             0               0
Robert D. Bagby             0            0            535,000            0                0               0
Richard H. Nance            0            0            100,000            0                0               0

         The following Compensation Committee Report and Performance Graph are not to be deemed to be "soliciting material" or "filed" with the Commission or incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The role of the Compensation Committee is to carry out the compensation responsibilities of the Board of Directors, which involve the discussion, research and approval of the recommendations of management with regard to the compensation (including cash and non-cash) of the executive officers of the Company. This report sets forth the major components of executive compensation and the basis by which fiscal year 1998 compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table.

         Compensation Policy and Guidelines. The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

         Executive compensation was revised and levels were established in February of 1998. Salaries were established according to research based on industry norms. The Company has no specific compensation bonus structure based on any performance criteria. Any bonuses in the form of cash or other incentives are based solely on the discretion of the Board on a case by case basis.

         Compensation Program Elements. The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. The particular elements of the compensation programs for the executive officers are explained in more detail below.

         Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Board of Directors believes that the base salary levels for the Company's executive officers in 1998 were competitive within a range considered to be reasonable and necessary.

         Bonuses and Stock Options. In addition to the base salary, the Committee evaluates the appropriate level, if any, of executive performance bonuses and new stock option grants. Options are viewed as a valuable instrument in maintaining the continuity of its senior executives and a definite aid in securing new executives to the Company.

                          Submitted by the Compensation Committee
                                     Lawrence Michels
                                     Paul Morigi
                                     Philip Noden

PERFORMANCE GRAPH

         The following graph compares the cumulative, five-year shareholder returns on the Company's common stock with the shareholder returns of the AMEX Computer Technology Index and the Standard & Poor's 500 Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1993.

                                    1998 S & P

                                                                      Year End
                                         ---------------------------------------------------------------
Company                                  1993        1994       1995        1996        1997        1998
-------                                  ----        ----       ----        ----        ----        ----
General Automation Inc.                  0.6875      0.5000      0.7500      2.9375      1.8760      0.8125
Standard & Poor's 500 index              475.00      460.00      610.00      755.00      970.00     1230.00
AMEX Computer Technology Index (XCI)   126.0313      149.58      242.98      300.57      602.62       591.4

                                         1993        1994       1995        1996        1997        1998
                                         ----        ----       ----        ----        ----        ----
General Automation Inc.                   100      72.72727   109.09091   427.27273   272.72727   118.18182
S & P 500                                 100      96.84211   128.42105   158.94737   204.21053   258.94737
AMEX Computer Technology Index            100     118.68485   192.79345   238.48847   398.80585   469.24870

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 1997, the Company borrowed $500,000 from five individuals, and issued a $500,000 Subordinated Note to Morgan Stanley Company, Inc. (the "Note") to evidence the loan. The Note bears interest at the rate of 15% per annum and is payable in twenty-four equal monthly installments. The Company's indebtedness under the Note is subordinated to all indebtedness of the Company to banks and other financial institutions, whether existing at the time of the issuance of the Note or thereafter incurred. Paul Morigi, a director of the Company, is the beneficial holder of the Note with respect to $200,000 of the principal amount thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are also required by SEC regulations to furnish the Company with copies of the Section 16(a) forms which they file.

         During the fiscal year ending September 30, 1998, Mr. Nance, Vice President Finance and Chief Financial Officer of the Company, was not timely with respect to the filing of a Form 3, Initial Statement of Beneficial Ownership of Securities. Also, during the fiscal year ended September 30, 1998, Mr. Morigi, a director of the Company, was not timely with respect to the filing of one Form 4 relating to the purchase of shares of the Company's common stock.


                                FINANCIAL REPORTS

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND A LIST OF EXHIBITS, UPON WRITTEN REQUEST, TO ANY PERSON WHO WAS THE BENEFICIAL OWNER OF THE COMPANY'S VOTING SECURITIES AS OF THE RECORD DATE. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 17731 MITCHELL NORTH, IRVINE, CALIFORNIA 92614, ATTENTION SECRETARY. EXHIBITS TO THE FORM 10-K WILL BE MADE AVAILABLE UPON PAYMENT OF A REASONABLE CHARGE.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Cacciamatta Accountancy Corporation, the Company's independent accountant for the fiscal year ended September 30, 1998, has been selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending September 30, 1999.

         Representatives of Cacciamatta Accountancy Corporation ("Cacciamatta") are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

         The Company engaged Cacciamatta as its new independent accounting firm as of October 8, 1998 to replace McGladrey & Pullen LLP ("McGladrey"), the Company's previous independent accounting firm, which had informed the Company on September 29, 1998 that it declined to be appointed as the Company's independent accounting firm for the year ending September 30, 1998. The Company's engagement of Cacciamatta was approved by the Audit Committee of the Company's Board of Directors. As is more fully described below, McGladrey had been appointed as the Company's independent accounting firm effective October 7, 1997. The report by McGladrey on the re-stated financial statements of the Company dated December 19, 1997, except for Notes 9, 10, 13, 14 and 15 and the pro forma disclosures included in Notes 8 and 11 as to which the date is August 19, 1998, including the balance sheet as of September 30,

1997 and the statements of operations, cash flows, and stockholders' equity for the year ended September 30, 1997, expressed an unqualified opinion and contained an emphasis of a matter as to uncertainty of the Company's ability to continue as a going concern. McGladrey's report did not contain an adverse opinion or a disclaimer of opinion, audit scope or accounting principles. During the period covered by the financial statements referred to in this paragraph and through September 29, 1998, there were (a) no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of McGladrey, would have caused them to make a reference thereto in their report on the financial statements for such periods, and (b) no reportable events (as defined in SEC Regulation S-K Item 304(a)(1)(v)). During the period covered by the financial statements referred to in this paragraph and through October 8, 1998, neither the Company nor anyone on its behalf consulted with Cacciamatta regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K).

         The Company had engaged McGladrey as its independent accounting firm as of October 7, 1997 to replace Price Waterhouse LLP, the Company's previous independent accounting firm, which was dismissed as of September 11, 1997. The Company's decision to change independent accountants was approved by the Audit Committee of the Company's Board of Directors. Neither of the reports of Price Waterhouse LLP on the Company's financial statements for the two most recent fiscal years preceding its dismissal contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years preceding the dismissal, and through September 11, 1997, there were (a) no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make a reference thereto in their report on the financial statements for such years, and (b) no reportable events (as defined in SEC Regulation S-K Item 304(a)(1)(v)). During the Company's two most recent fiscal years preceding the dismissal of Price Waterhouse LLP, and through October 7, 1997, neither the Company nor anyone on its behalf consulted with McGladrey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K).

                                  OTHER MATTERS

         Management knows of no other matters to be presented for consideration at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.


FOR THE BOARD OF DIRECTORS


Lawrence Michels,
Chairman of the Board

                                                                     EXHIBIT "A"


                                   ----------

                            GENERAL AUTOMATION, INC.

                                   ----------




                                 1999 STOCK PLAN

                                 1999 STOCK PLAN

         1. PURPOSES OF THE PLAN.

         The purposes of this 1999 Stock Plan (the "Plan") of General Automation, Inc., a Delaware corporation (the "Company"), are (a) to insure the retention of the services of existing executive personnel, key employees and non-employee directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees and non-employee directors; (c) to provide incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) to allow consultants, business associates, vendors and others with important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

         2. SHARES SUBJECT TO THE PLAN.

         The shares of stock subject to (a) the incentive options having the terms and conditions set forth in Section 6 below ("incentive options"), (b) nonqualified options having the terms and conditions set forth in Section 7 below ("nonqualified options"), and/or (c) rights to purchase restricted shares having the terms and conditions set forth in Section 8 below ("rights of purchase") shall be shares of the Company's authorized but unissued or reacquired common stock. The total number of shares of common stock of the Company which may be issued under the Plan shall not exceed, in the aggregate, 1,000,000 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 10 below. In the event that any outstanding incentive option, nonqualified option or right of purchase granted under the Plan can no longer under any circumstances be exercised, the shares subject to the unexercised portion thereof shall again be subject to grant or issuance under the Plan.

         3. ELIGIBILITY.

                  (a) INCENTIVE OPTIONS. Officers and other key employees of the Company or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee (as defined below), who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted additional incentive options and/or receive nonqualified options or rights of purchase if the Board or Committee shall so determine.

                  (b) NONQUALIFIED OPTIONS AND RIGHTS OF PURCHASE. Officers and other key employees of the Company or of any subsidiary corporation, any member of the Board of Directors of the Company, whether or not he or she is employed by the Company, and consultants, business associates, vendors and others with important business relationships with the Company, will be eligible to receive nonqualified options or rights of purchase under the Plan. An individual who has been granted a nonqualified option or right of purchase may, if otherwise eligible, be granted an incentive option (if otherwise eligible) or additional nonqualified options or rights of purchase if the Board or Committee shall so determine.

         4. ADMINISTRATION OF THE PLAN.

                  (a) ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of the Board consisting solely of two (2) or more persons who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and who shall be appointed by, and serve at the pleasure of, the Board. All authority and administrative powers specified herein to be held by the Committee may, at any time, be exercised by the Board.

                  (b) AUTHORITY OF COMMITTEE. The Committee shall have full and final authority to determine the persons to whom, and the time or times at which, incentive options, nonqualified options and rights of purchase shall be granted, the number of shares to be represented by each incentive option, nonqualified option and right of purchase and the consideration to be received by the Company upon the exercise thereof; to interpret the Plan; to amend and rescind rules and regulations relating to the Plan; to determine the form and content, terms and conditions of the incentive options and nonqualified options to be issued and rights of purchase to be offered under the Plan; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any incentive option, nonqualified option or right of purchase under the Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any incentive option, nonqualified option or right of purchase in the manner and to the extent the Committee deems desirable to carry the Plan, incentive option, nonqualified option or right of purchase into effect; to accelerate the exercise date of any incentive option or nonqualified option; to release and/or waive any repurchase rights of the Company contained in any right of purchase; to provide for an option to the Company to repurchase any shares issued under the Plan upon termination of employment; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the Committee with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

         5. OPTION EXERCISE PRICE AND PURCHASE PRICE OF SHARES.

         The exercise price of the shares covered by each nonqualified option granted and the purchase price of shares for which rights of purchase are offered under the Plan shall not be less than 85% of the fair market value of such shares on the date the nonqualified option is granted or right of purchase is consummated; provided, however, that (i) the exercise price of shares covered by any nonqualified option granted under the Plan to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation, shall not be less than 110% of the fair market value of such shares at the date of grant of the option, and (ii) the purchase price of shares for which a right of purchase has been granted under the Plan to any person who, at the time of consummation of the purchase, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation, shall not be less than 100% of the fair market value of such shares on the date the purchase is consummated. The exercise price of the shares covered by each incentive option granted under the Plan shall not be less than 100% of the fair market value of such shares on the date the incentive option is granted; provided, however, that the exercise price of shares covered by any incentive option granted under the Plan to any person who, at the time of grant of the option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, shall not be less than 110% of the fair market value of such shares at the date of grant of the option. The fair market value of the Company's common stock shall, if the common stock is not listed or admitted to trading on a stock exchange, be the average of the closing bid price and asked price of the Company's common stock in the over-the-counter market on the day immediately preceding the date the incentive option or nonqualified option is granted or right of purchase is offered, or, if the Company's common stock is then listed or admitted to trading on any stock exchange, the closing sale price on such day on the principal stock exchange on which the Company's common stock is then listed or admitted to trading. If no closing bid and asked prices are quoted on such day, or if no sale takes place on such day on such principal exchange, as the case may be, then the closing sale price of the Company's common stock on such exchange on the next preceding day on which a sale occurred, or the closing bid and asked prices on the next preceding day on which such prices were quoted, as the case may be, shall be the fair market value of the stock. During such times as there is not a market price available, the fair market value of the Company's common stock shall be determined by the Committee. The exercise price or the purchase price, as the case may be, shall be subject to adjustment as provided in Section 10 below.

         6. TERMS AND CONDITIONS OF INCENTIVE OPTIONS.

         Each incentive option granted pursuant to this Plan shall be evidenced by a written Incentive Option Agreement which shall specify that the options subject thereto are incentive options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). The Incentive Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                  (a) MEDIUM AND TIME OF PAYMENT. Subject to the discretion of the Committee, the exercise price of an incentive option shall be payable (i) in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of common stock of the Company, which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise in accordance with the provisions of Section 5 above; (iii) by the optionee's promissory note (having such terms and providing for such security as the Committee shall deem appropriate); (iv) by forgiveness of indebtedness; (v) provided that a public market exists for the Company's stock, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (vi) provided that a public market exists for the Company's stock, through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or (vii) any combination of (i), (ii), (iii), (iv), (v) or (vi) above.

                  (b) GRANT OF INCENTIVE OPTION. Any incentive option shall be granted within ten (10) years from the date of the adoption of this Plan or the date this Plan is approved by the shareholders of the Company, whichever is earlier.

                  (c) NUMBER OF SHARES. The Incentive Option Agreement shall state the total number of shares to which it pertains.

                  (d) TERM OF INCENTIVE OPTION. Each incentive option granted under the Plan shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the term of any incentive option granted to any person who, at the time of grant of the incentive option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, shall not exceed five (5) years.

                  (e) DATE OF EXERCISE. The Committee may, in its discretion, provide that an incentive option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time; provided, however, that (except as stated in the following sentence) the exercisability of each option granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five (5) years following the date of the grant of the option. Notwithstanding the foregoing, in the case of an incentive option granted to an officer or director of the Company, the exercisability of the option may vest at such time or times or during such period as is determined by the Committee at the time of the grant of the option.

                  (f) TERMINATION OF ASSOCIATION. The Incentive Option Agreement shall state what effect, if any, the optionee's termination of association with the Company (as hereinafter defined) shall have on the incentive option and the optionee's right to exercise the same. For purposes of this Plan, "termination of association with the Company" shall mean (i) for any person who is an employee of the Company or a subsidiary of the Company but not also a director of the Company, the cessation of such person's employment with the Company or a corporation or a parent or subsidiary corporation of a corporation issuing and assuming an option or right of purchase in a transaction to which
Section 424(a) of the Code applies (collectively, the "Affiliates"), (ii) for any person who is a director of the Company but not also an employee of the Company or any subsidiary or Affiliate of the Company, the cessation of such person's status as a director of the Company, and (iii) for any person who is both a director of the Company and an employee of the Company or a subsidiary or Affiliate of the Company, the cessation of both such person's employment and status as a director.

                  (g) LIMITATION. Notwithstanding any other provisions of the Plan, the aggregate fair market value (determined in accordance with the provisions of Section 5 above as of the time the incentive option is granted) of the common stock with respect to which incentive options are exercisable for the first time by any individual during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

         7. TERMS AND CONDITIONS OF NONQUALIFIED OPTIONS.

         Each nonqualified option granted pursuant to this Plan shall be evidenced by a written Nonqualified Option Agreement which shall specify that the options subject thereto are nonqualified options. The Nonqualified Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                  (a) MEDIUM AND TIME OF PAYMENT. Subject to the discretion of the Committee, the exercise price of a nonqualified option shall be payable (i) in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of common stock of the Company, which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise in accordance with the provisions of Section 5 above; (iii) by the optionee's promissory note (having such terms and providing for such security as the Committee shall deem appropriate); (iv) by forgiveness of indebtedness; or (v) provided that a public market exists for the Company's stock, through a "same day sale" commitment from a NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (vi) provided that a public market exists for the Company's stock, through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or (vii) any combination of
(i), (ii), (iii), (iv), (v) or (vi) above.

                  (b) NUMBER OF SHARES. The Nonqualified Option Agreement shall state the total number of shares to which it pertains.

                  (c) TERM OF NONQUALIFIED OPTION. Each nonqualified option granted under the Plan shall expire within a period of not more than ten (10) years from the date the nonqualified option is granted.

                  (d) DATE OF EXERCISE. The Committee may, in its discretion, provide that a nonqualified option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time; provided, however, that (except as stated in the following sentence) the exercisability of each option granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five (5) years following the date of the grant of the option. Notwithstanding the foregoing, in the case of a nonqualified option granted to an officer or director of, or consultant to, the Company, the exercisability of the option may vest at such time or times or during such period as is determined by the Committee at the time of the grant of the option.

                  (e) TERMINATION OF ASSOCIATION. The Nonqualified Option Agreement shall state what effect, if any, the optionee's termination of association with the Company shall have on the nonqualified option and the optionee's right to exercise the same.

         8. TERMS AND CONDITIONS APPLICABLE TO RIGHTS OF PURCHASE UNDER THE
            PLAN.

         After the Committee shall have determined to offer to a person eligible to participate (hereinafter "offeree") the right to purchase shares under the Plan, it shall cause to be delivered to the offeree a written notice thereof, together with a Stock Purchase Agreement which shall constitute the Company's offer of the right of purchase and shall contain the terms and conditions of purchase, including, without limitation, the number of shares which the offeree shall be entitled to purchase, the purchase price per share, any other terms, conditions or restrictions relating thereto, and the number of days or period the offeree shall have to accept such offer. The execution of the Stock Purchase Agreement by the offeree and the delivery of the same to the Company within such number of days or period shall constitute acceptance of the offer and such Stock Purchase Agreement shall, thereupon, become a binding obligation of the Company and the offeree. Each Stock Purchase Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                  (a) METHOD OF PAYMENT. Subject to the discretion of the Committee, the purchase price of shares acquired upon the exercise of a right of purchase shall be payable (i) in cash, certified check or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of common stock of the Company, which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of exercise of the right to purchase in accordance with the provisions of Section 5 above; (iii) by the optionee's promissory note

(having such terms and providing for such security as the Committee shall deem appropriate); (iv) by forgiveness of indebtedness; or (v) any combination of
(i), (ii), (iii) or (iv) above.

                  (b) NUMBER OF SHARES. The Stock Purchase Agreement shall state the total number of shares which the offeree shall be entitled to purchase and whether or not the offeree may purchase less than all of the shares offered.

                  (c) TERM OF OFFER. The Stock Purchase Agreement shall specify the number of days or other period the offeree shall have to accept the offer, not to exceed ninety (90) days from the date of such offer. If not accepted by the offeree within such number of days or other period, the offer shall automatically terminate upon expiration thereof, and the offer shall thereupon be null and void and without further effect, except that the Committee may extend such number of days or other period available for acceptance, not to exceed an additional ninety (90) days. Acceptance of the offer shall occur when the offeree has executed and redelivered to the Company at least two counterparts of the Stock Purchase Agreement in the form delivered to him by the Company and, to be effective, such acceptance must be without condition or reservation of any kind whatsoever.

                  (d) VESTING. The Committee may, in its discretion, provide that the shares purchased under any right of purchase granted under the Plan shall "vest" in full immediately, or in such increments and over such periods of time as may be determined by the Committee; provided, however, that (except as stated in the following sentence) the shares purchased under each right of purchase granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five (5) years following the date of the exercise of the right of purchase. Notwithstanding the foregoing, in the case of a right of purchase granted to an officer or director of, or consultant to, the Company, the shares issued thereunder may vest at such time or times or during such period as is determined by the Committee at the time of the grant of the right of purchase.

         9. TERMS AND CONDITIONS APPLICABLE EQUALLY TO INCENTIVE OPTIONS, NONQUALIFIED OPTIONS AND RIGHTS OF PURCHASE OFFERED UNDER THE PLAN.

                  (a) RIGHTS AS A SHAREHOLDER. No optionee under an incentive option or nonqualified option or offeree of a right of purchase shall have any rights as a shareholder with respect to any shares covered by his or her option or right of purchase until the date of the issuance of a share certificate to such optionee or offeree for such shares. Except as expressly provided in
Section 10 below, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                  (b) NONASSIGNABILITY OF RIGHTS. No incentive option, nonqualified option or right of purchase shall be assignable or transferable by the person receiving the same except by will or the laws of descent and distribution. During the life of such person, the option or right of purchase shall be exercisable only by him or her.

                  (c) OTHER PROVISIONS. Any Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement may contain such other terms, provisions and conditions as may be determined by the Committee. Options granted or offers of rights of purchase made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         10. CHANGES IN CAPITAL STRUCTURE.

         In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and rights of purchase in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options and/or rights of purchase.

         In the event that the Company at any time proposes to (a) merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or (b) enter into a merger or other reorganization as a result of which the outstanding common stock of the Company will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or other property, then the Plan and all unexercised incentive options, nonqualified options and rights of purchase granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of incentive options, nonqualified options and rights of purchase theretofore granted, or the substitution for such incentive options, nonqualified options and rights of purchase of new options and rights of purchase covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the incentive options, nonqualified options and rights of purchase theretofore granted or the new incentive options, nonqualified options and rights of purchase substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of incentive options, nonqualified options and rights of purchase theretofore granted or the substitution for such incentive options, nonqualified options and rights of purchase of new incentive options, nonqualified options and rights of purchase covering the shares of a successor corporation, then the Committee shall cause written notice of the proposed transaction to be given to the persons holding incentive options, nonqualified options or rights of purchase not less than thirty (30) days prior to the anticipated effective date of the proposed transaction, and all incentive options, nonqualified options and rights of purchase shall, concurrently with the effective date of the proposed transaction, automatically expire and shall thereafter be void and of no effect. The effect of any such transaction on the vesting of any individual option granted under the Plan shall be governed by the provisions of the option agreement under which such option has been granted.

         11. AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any person under any incentive option, nonqualified option or right of purchase theretofore granted without such person's consent.

         12. TERM OF THE PLAN.

         Unless the Plan shall theretofore have been terminated, the Plan shall be effective on the date of its approval by the Board and shall terminate on the tenth anniversary of the earlier of (i) the date the Plan is approved by the Board, or (ii) the date the Plan is approved by the Company's shareholders.

         13. APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of shares of common stock pursuant to incentive options, nonqualified options and rights of purchase will be used for general corporate purposes.

         14. TAX WITHHOLDING.

         Whenever shares are to be issued under the Plan, the Company or any subsidiary of the Company employing the recipient shall have the right to deduct from the recipient's compensation or require the recipient to remit to the employer corporation, prior to the issuance of the shares, an amount sufficient to satisfy federal, state and local withholding tax requirements.

         15. CONTINUANCE OF EMPLOYMENT OR STATUS AS DIRECTOR.

         The Plan or the granting of any incentive option, nonqualified option or right of purchase hereunder shall not impose any obligation on the Company, its shareholders or any subsidiary of the Company to continue the employment of any optionee or offeree who is an employee, or to retain as a director any optionee or offeree who is a director.

         16. INFORMATION TO OPTIONEES.

         The Company shall provide to each participant in the Plan a copy of the Company's financial statements for each fiscal year of the Company within a reasonable time after such financial statements are prepared and approved by the Company's management. The Company shall also provide each participant in the Plan with a copy of any annual or other report generally distributed by the Company to its shareholders.

         17. SHAREHOLDER APPROVAL.

                  This Plan must be approved by the Company's shareholders within twelve (12) months following its approval by the Board. Any stock option or right of purchase exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months following the approval of the Plan by the Board.

         18. GENERAL PROVISIONS.

                   Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of options granted or the acceptance of rights of purchase offered under this Plan prior to fulfillment of all of the following conditions:

                  (a) The listing or approval for listing upon notice of issuance, of such shares on any securities exchange as may at the time be the market for the Company's common stock;

                  (b) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                  (c) The obtaining of any other consent, approval or permit from any state or federal governmental agency or any stock exchange on which the Company's common stock is then listed, which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

                  (d) The execution and delivery to the Company by the recipient of an investment representation letter containing such assurances and/or representations as the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable to satisfy the requirements for exemptions from registration and qualification under applicable state and federal securities laws.

                                   END OF PLAN

                           GENERAL AUTOMATION, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 25, 1999

        The undersigned hereby appoints Robert D. Bagby and Jane M. Christie, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of General Automation, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of General Automation, Inc. to be held on Thursday, March 25, 1999 at 10:00 o'clock a.m., Pacific Standard Time, at The Hilton Hotel, located at 18800 MacArthur Boulevard, Irvine, California, and at any and all adjournments and postponements thereof, as follows:


                     IMPORTANT -- PLEASE SIGN OTHER SIDE

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example.
1. ELECTION OF DIRECTORS

                  FOR all                  WITHHOLD AUTHORITY
           nominees listed below            to vote for all
           (except as marked             nominees listed below
           to the contrary blow)

                   [ ]                           [ ]


   NOMINEES:  Robert D. Bagby, Jane M. Christie, Lawrence Michels,
              Paul L. Morigi, Robert M. McClure, Philip T. Noden

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S) BELOW:

-----------------------------------------------------------------------------

2. TO APPROVE THE COMPANY'S 1999 STOCK PLAN.

                    FOR           AGAINST          ABSTAIN

                    [ ]             [ ]              [ ]

3. OTHER MATTERS. In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.


                                   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                   VOTED AS SPECIFIED  HEREIN. IF NO CHOICE IS
                                   SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
                                   ELECTION OF ALL NOMINEES NAMED ABOVE, FOR
                                   APPROVAL OF THE 1999 STOCK PLAN, AND IN
                                   ACCORDANCE WITH THE BEST JUDGMENT OF THE
                                   PROXY HOLDERS WITH RESPECT TO MATTERS
                                   INCIDENT TO THE CONDUCT OF THE MEETING AND
                                   ANY OTHER MATTERS WHICH MAY PROPERLY COME
                                   BEFORE THE MEETING.

                                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                                   THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE.


Signature(s) _______________________                Dated: _____________, 1999